UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 6, 2013

TARGA RESOURCES PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-33303	65-1295427
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1000 Louisiana, Suite 4300

Houston, TX 77002

(Address of principal executive office and Zip Code)

(713) 584-1000

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Election of Director.

(d) On February 6, 2013, Targa GP Inc., the sole member of Targa Resources GP LLC, the general partner (the “General Partner”) of Targa Resources Partners LP (the “Partnership”), elected Ms. Ruth I. Dreessen to serve on the Board of Directors of the General Partner, effective February 6, 2013. Ms. Dreessen was appointed as a member of the General Partner’s Audit Committee and Conflicts Committee. Her service on the General Partner’s Conflicts Committee became effective on February 7, 2013 and her service on the General Partner’s Audit Committee will become effective on March 1, 2013.

There are no understandings or arrangements between Ms. Dreessen and any other person pursuant to which Ms. Dreessen was selected to serve as a director of the General Partner. There are no relationships between Ms. Dreessen and the Partnership or any of its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K. As a non-employee director, Ms. Dreessen will receive compensation in accordance with the Partnership’s policies for compensating non-employee directors, including awards under the Partnership’s Long-Term Incentive Plan. On February 7, 2013, Ms. Dreessen was granted 2,130 common units representing limited partner interests under the Partnership’s Long-Term Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TARGA RESOURCES PARTNERS LP

	By:	Targa Resources GP LLC,
its general partner

Dated: February 8, 2013	By:	/s/ Matthew J. Meloy

Matthew J. Meloy
Senior Vice President, Chief Financial Officer and Treasurer